Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS — DELOITTE & TOUCHE LLP

      We consent to the use in this Post effective Amendment No.1 to the Registration Statement No. 333-106618 of Marconi Corporation plc on Form F-1 of our report dated June 25, 2003 (October 1, 2003 as to the effects of the share consolidation described in Note 23), relating to the consolidated financial statements appearing elsewhere in this Registration Statement.

      We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

London, United Kingdom
November 28, 2003

End of Filing